PRICING SUPPLEMENT NO. 68                                        Rule 424(b)(3)
DATED: April 22, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated Janury 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $35,000,000  Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:            Fixed Rate Notes [_]     Certificated Notes [_]
April 27, 1998


Maturity Date:                  CUSIP#: 073928 BC 6
April 27, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                           Optional            Optional
                        Redemption         Repayment           Repayment
Redeemable On           Price(s)           Date(s)             Price(s)
-------------           -----------        ---------           ---------

N/A                     N/A                N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate: N/A

[_]           Commercial Paper Rate     Minimum Interest Rate: N/A

[_]           Federal Funds Rate        Interest Reset Date(s): *

[_]           Treasury Rate             Interest Reset Period: Three Months

[_]           LIBOR Reuters             Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate                Interest Payment Period: Quarterly

[_]           CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.06%

*        07/27/98, 10/27/98 and 01/27/99.

**       07/27/98, 10/27/98, 1/27/99 and 04/27/99.

***      The three-month LIBOR rate on April 25, 1998 minus 6 basis points.

---------------------------
The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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